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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 MORGAN STANLEY
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             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                 36-3145972
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

    1585 Broadway, New York, New York                      10036
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(Address of Principal Executive Offices)                 (Zip Code)

If this Form relates to the                 If this Form relates to the
registration of a class of                  registration of a class of
securities pursuant to Section              securities pursuant to Section
12(b) of the Exchange Act and is            12(g) of the Exchange Act and is
effective pursuant to General               effective pursuant to General
Instruction A.(c), please check the         Instruction A.(d), please check the
following box. [X]                            following box. [ ]


Securities Act registration statement file number to which this form relates:
333-129243

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class               Name of Each Exchange on Which
          to be so Registered               Each Class is to be Registered
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Global Medium-Term Notes, Series F,         THE AMERICAN STOCK EXCHANGE LLC
PLUS(SM) due February 20, 2007
(Mandatorily Exchangeable for an
Amount Payable in U.S. Dollars Based
on the Value of the S&P 500 Index(SM)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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Item 1. Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is: "Global Medium-Term Notes, Series F, PLUS(SM) due February 20, 2007 (Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the Value of the S&P 500 Index(SM)). A description of the PLUS is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley (the "Registrant") on Form S-3 (Registration No. 333-129243) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated November 14, 2005 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the PLUS contained in the pricing supplement dated January 24, 2006 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the PLUS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2. Exhibits.

     The following documents are filed as exhibits hereto:

     4.1 Proposed form of Global Note evidencing the PLUS.




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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     MORGAN STANLEY
                                     (Registrant)


Date:  January 24, 2006              By:  /s/ Martin M. Cohen
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                                         Name:  Martin M. Cohen
                                         Title: Assistant Secretary and Counsel


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                               INDEX TO EXHIBITS


Exhibit No.                                                           Page No.

   4.1         Proposed form of Global Note evidencing the PLUS         A-1






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